SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (Date of earliest event reported)     May 1, 1997
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                               SSI CAPITAL CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                000-12893                  14-1623047
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(State of other jurisdiction      (Commission              (I.R.S. Employer
       of incorporation)          File Number)            Identification No.)


       2901 South Tejon Street, Englewood, Colorado             80110
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         (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code    (303) 783-9499
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  Former Address: 150 Vanderbilt Motor Pakrway, Suite 311, Hauppauge, NY 11788
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         (Former name or former address, if changed since last report.)



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     ITEM NO. 1. CHANGES IN CONTROL OF REGISTRANT.  (a) On May 1, 1997,  closing occurred pursuant to a Merger Agreement and Plan of Reorganization (the "Merger Agreement", filed herewith as Exhibit 2) entered into between the Registrant, the Registrant's newly organized wholly-owned subsidiary named Oralmerge, Inc., and OraLabs, Inc., a privately held Colorado corporation. At the time of closing, OraLabs became a wholly owned subsidiary of the Registrant, and Oralmerge was merged into OraLabs so that Oralmerge had no further existence. Pursuant to the closing, Gary Schlatter, the president of OraLabs, obtained control of the Registrant by being issued 14,917,399 shares of the common stock of the Registrant, which amounted to approximately 85% of all of the outstanding shares of stock of the Registrant at the time of completion of the merger. Consideration for the issuance of the shares was the closing of the transaction by which OraLabs became a wholly owned subsidiary of the Registrant. The former directors and largest shareholders of the Registrant were Lawrence Kaplan and
Edmond  O'Donnell,   who  may  be  deemed  to  have  previously  controlled  the
Registrant. Messrs. Kaplan and O'Donnell are believed to be the persons who previously held the largest amount of shares of the Registrant prior to the consummation of the merger, approximately 17.5% each.

     Pursuant to the terms of the Merger Agreement, the former directors resigned upon consummation of the merger, and Mr. Schlatter, Suzan Schlatter (Gary Schlatter's spouse) and Allen Goldstone were appointed by the resigning directors to their positions on the board. The Merger Agreement also contemplated that upon its closing, the Registrant would undertake to complete a private placement of 650,000 of its common shares to accredited investors only, at a price of $0.50 per share.

     (b) There are no other arrangements, known to the Registrant, the operations of which may at a subsequent date result in a change of control of the Registrant.

ITEM NO. 2. ACQUISITION OR DISPOSITION OF ASSETS. (a) As noted in Item No. 1 above, pursuant to closing under the Merger Agreement on May 1, 1997, the Registrant acquired 100% of the common stock of OraLabs, Inc., a privately held corporation engaged in the business of the manufacture and distribution of breath and lip balm products. In consideration for the acquisition of all of the outstanding shares of OraLabs held by the OraLabs' shareholders, the Registrant issued 15,597,399 shares of its common stock to those shareholders. The number of shares of the Registrant to be issued was determined by arms-length negotiation between Gary Schlatter, who was and is the sole director of OraLabs and the former predominant shareholder, and Lawrence Kaplan and Edmond O'Donnell, previously the directors of the Registrant and the Registrant's then largest shareholders. Messrs. Kaplan and O'Donnell, as well as one additional individual, collectively received 250,000 shares of the Registrant upon closing of the merger. Immediately prior to closing of the merger, there were 1,749,541 shares of common stock of the Registrant outstanding, so the total number of shares of the Registrant outstanding upon closing of the merger was 17,596,940 shares. Upon completion of the placement of securities described in Item No. 1 above, the total number of shares of common stock of the Registrant then outstanding will be 18,246,940 shares. In addition, upon closing of the merger the board of directors of the Registrant assumed the 1997 Stock Plan which had previously been adopted by the board of directors and shareholders of OraLabs, Inc. By virtue of such assumption, 1,000,000 shares of common stock of the Registrant are reserved for issuance under the plan (subject to certain adjustments described in the plan). A total of 372,000 options have been granted to date, with an exercise price of $0.50 each. Since the Registrant's emergence from bankruptcy proceedings in 1991, the sole business of the Registrant had been to seek out a suitable business for acquisition or merger. The acquisition of OraLabs as a wholly-owned subsidiary did not involve the use of any funds of the Registrant, except for its expenses and fees incurred in connection with the consummation of the transaction.


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     (b) Assets held by OraLabs and used for its business purposes will continue to be used in the same manner as used prior to consummation of the merger. These assets include the equipment owned by OraLabs to manufacture its products, which are all located at the same location as the offices of OraLabs. OraLabs leases the property in which its business is conducted from Gary Schlatter, its president and sole director.

ITEM NO. 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT. (a) On May 12, 1997, the Board of Directors of the Registrant decided to dismiss Scott and Guilfoyle (the "former accountant"), the Registrant's former accountant engaged to audit the Registrant's financial statements. With respect to the past two years of the former accountant's report on the financial statements of the Registrant, such reports did not contain an adverse opinion or disclaimer of opinion. Such reports were not qualified as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years and through the time of dismissal of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, of any kind. The Registrant has provided the former accountant with a copy of the disclosures being made in this filing. At the Registrant's request, the former accountant has furnished the Registrant with a letter addressed to the Commission stating that it agrees with the statements made by the Registrant as set forth in this paragraph. A copy of the former accountant's letter to the Registrant is attached hereto as Exhibit 16.

     (b) On May 12, 1997, the Registrant retained Schumacher & Associates, Inc. as the principal accountant to audit the Registrant's financial statements. During the Registrant's two most recent fiscal years, and the period through the date of this filing, the Registrant did not engage the new accountant on any matter. The new accountant was engaged by OraLabs, Inc. to audit certain of its financial statements in connection with the transactions contemplated by the Merger Agreement as described in Item Nos. 1 and 2 above.

ITEM NO. 7. FINANCIAL STATEMENTS AND EXHIBITS. (a, b) Financial statements of OraLabs and proforma financial information are not included in this filing. In accordance with the provisions of Item No. 7(a)(4) and Item No. 7(b)(2), the financial statements required to be filed as exhibits with respect to the business acquisition described in Item No. 2 of this filing, shall be filed by amendment not later than 60 days after the date of filing this report.

     (c) Exhibits are being furnished in accordance with the provisions of Item 601 of Regulation S-K.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SSI CAPITAL CORP.
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                                              Registrant


May 12, 1997                                  /s/ Gary H. Schlatter
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Date                                          Gary H. Schlatter, President


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                                  EXHIBIT INDEX

Exhibit No.                       Name of Exhibit
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     2                        Merger Agreement and
                              Plan of Reorganization

    16                        Letter Re: Change in
                              Certifying Accountant







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